ARTICLES OF TRANSFER
                                       OF
                    INVESCO EMERGING OPPORTUNITY FUNDS, INC.
                                       AND
                            INVESCO STOCK FUNDS, INC.


      These Articles of Transfer are entered into and effective as of July 15, 1999 pursuant to the provisions of Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, by and between the undersigned corporation, INVESCO Stock Funds, Inc., a Maryland corporation, and the undersigned corporation, INVESCO Emerging Opportunity Funds, Inc., a Maryland corporation on behalf of its sole series, INVESCO Small Company Growth Fund ("Fund"), with respect to the transfer of all the assets and liabilities of the Fund in exchange for shares of common stock in INVESCO Small Company Growth Fund, a series of INVESCO Stock Funds, Inc. in accordance with an Agreement and Plan of Conversion and Termination made as of March 21, 1999 ("Plan").

      FIRST: INVESCO Emerging Opportunity Funds, Inc. agrees to transfer all of its property and assets to INVESCO Stock Funds, Inc. in accordance with the Plan.

      SECOND: INVESCO Stock Funds, Inc. is a corporation incorporated under the laws of the State of Maryland.

      THIRD: INVESCO Small Company Growth Fund is the only series of INVESCO Emerging Opportunity Funds, Inc., a corporation organized under the laws of the State of Maryland.

      FOURTH: The address and principal place of business of INVESCO Emerging Opportunity Funds, Inc. is:

                             7800 East Union Avenue
                             Denver, Colorado 80237

      FIFTH: The principal office of INVESCO Stock Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            32 South Street
            Baltimore, Maryland 21202

      SIXTH: The principal office of INVESCO Growth Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            32 South Street
            Baltimore, Maryland 21202

      SEVENTH: Neither INVESCO Stock Funds, Inc. nor INVESCO Emerging Opportunity Funds, Inc. owns an interest in land located in the State of Maryland.

      EIGHTH: The terms and conditions of the transfer as set forth in the Plan and incorporated by reference into these Articles were advised, authorized, and approved in the manner and by any vote required by INVESCO Stock Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law, and INVESCO Emerging Opportunity Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law. The Plan was approved by INVESCO Emerging Opportunity Funds, Inc.'s Board of Directors at a meeting on February 3, 1999, and the holders of a majority of the outstanding shares of INVESCO Emerging Opportunity Funds, Inc.'s common stock entitled to vote at a meeting of shareholders on May 20, 1999. The Plan was approved by INVESCO Stock Funds, Inc.'s Board of Directors at a meeting on February 3, 1999; no approval by shareholders of INVESCO Stock Funds, Inc. was required.

      NINTH: The nature and amount of the consideration paid by INVESCO Stock Funds, Inc. for the transfer of assets of INVESCO Small Company Growth Fund to INVESCO Stock Funds, Inc. has been determined in accordance with the terms and conditions of the Plan.

      IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. and INVESCO Emerging Opportunity Funds, Inc., on behalf of INVESCO Small Company Growth Fund, has each caused these presents to be signed in its name and on its behalf by the undersigned officers.


                                          INVESCO STOCK FUNDS, INC.,
                                          on behalf of INVESCO Small Company
                                          Growth Fund

Attest:


By:  /s/ Glen A. Payne                    By:  /s/  Mark H. Williamson
     ----------------------------              -------------------------------
     Glen A. Payne,                            Mark H. Williamson,
     Secretary                                 President


                                          INVESCO EMERGING OPPORTUNITY
                                          FUNDS, INC., on behalf of INVESCO
                                          Small Company Growth Fund


Attest:


By:  /s/ Glen A. Payne                    By:  /s/ Mark H. Williamson
     ---------------------------               -------------------------------
     Glen A.  Payne,                           Mark H. Williamson,
     Secretary                                 President


      THE UNDERSIGNED, the President of INVESCO Stock Funds, Inc., a corporation organized under the laws of the State of Maryland on April 2, 1993, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    INVESCO STOCK FUNDS, INC.


                                    /s/ Mark H. Williamson
                                    ---------------------------------------
                                    Mark H. Williamson,
                                    President

      THE UNDERSIGNED, the President of INVESCO Emerging Opportunity Funds, Inc., a corporation organized under the laws of the State of Maryland on December 6, 1990, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    INVESCO EMERGING OPPORTUNITY
                                    FUNDS, INC.


                                    /s/ Mark H. Williamson
                                    ---------------------------------------
                                    Mark H. Williamson,
                                    President